PART II.  OTHER INFORMATION

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a.)  The Company held its Annual Meeting of Stockholders on
February 28, 2000.

(b.) At the Annual Meeting of Stockholders, the following nominees were elected to the Board of Directors. The inspectors of election certified the following vote tabulations:

                                       For          Withheld
Charles R. Chandler                    10,430,358   1,417,501
Michael H. Dempsey                     10,430,358   1,417,501
Naomi C. Dempsey                       10,430,358   1,417,501
Michael J. Gasser                      10,430,358   1,417,501
Daniel J. Gunsett                      10,430,358   1,417,501
John C. Kane                           10,430,358   1,417,501
Robert C. Macauley                     10,430,358   1,417,501
David J. Olderman                      10,430,358   1,417,501
William B. Sparks, Jr.                 10,430,358   1,417,501


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a.) Exhibits.

Exhibit Number                  Description

     27               Financial Data Schedule (contained herein)

(b.) Reports on Form 8-K.

 No events occurred requiring a Form 8-K to be filed.


                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                          Greif Bros. Corporation
                                                (Registrant)




Date: March 2, 2000                       /s/ Joseph W. Reed
                                          Joseph W. Reed
                                          Chief Financial Officer and Secretary
                                          (Duly Authorized Signatory)